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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: January 18, 2000

                           LAHAINA ACQUISITIONS, INC.
             (Exact name of Registrant as specified in its Charter)

                 COLORADO                                   84-1325695
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)
                        5895 Windward Parkway, Suite 220
                           Alpharetta, Georgia 30005
                                 (770) 754-6140
          (Address of Principal Executive Office, including Zip Code)

                                   Copies to:

                           Robert E. Altenbach, Esq.
                                 Kutak Rock LLP
                                   Suite 2100
                            225 Peachtree St., N.E.
                             Atlanta, Georgia 30303
                                 (404) 222-4600

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Item 2.  Acquisition or Disposition of Assets.

         On December 31, 1999, Lahaina Acquisitions, Inc. (the "Registrant") and Accent Mortgage Services, Inc. ("Accent"), a wholly owned subsidiary of the Registrant, sold all of the outstanding capital stock of Beachside Commons I, Inc. ("Beachside") to NP Holding, Inc. (the "Buyer"). Beachside is the owner of a commercial real estate development located in Fernandina Beach, Florida in the resort area of Amelia Island located in northeast Florida. The property owned by Beachside includes two (2) fully developed ocean view structures and two ocean front sites for future development. The net realizable value of the property owned by Beachside has been determined by the Registrant to be $3,650,000.

          A majority of the members of the Buyer are donees of stock of the Registrant from Mongoose Investments, LLC, which originally sold all of the issued and outstanding capital stock of Beachside to the Registrant on December 14, 1998. On the date the Registrant originally acquired all of the issued and outstanding capital stock of Beachside, Mongoose Investments, LLC owned 89% of the issued and outstanding shares of common stock of the Registrant. In addition, the manager of Mongoose Investments, LLC, Richard P. Smyth, served as the Chief Executive Officer, Treasurer and Chairman of the Board of Directors of the Registrant from December 14, 1998 until August 23, 1999.

         The purchase price for all of the issued and outstanding capital stock of Beachside is $4,550,000 payable by the delivery of (i) a Non-Recourse Promissory Note made payable to Accent in the outstanding principal amount of $3,000,000 from Buyer which bears interest at a rate equal to six percent (6%) per annum (the "Note"), (ii) the assumption by Buyer of the obligations of Beachside under the First Mortgage granted by Beachside in favor of Pacific Coast Investment Company in the original principal amount of $1,550,000, and
(iii) the reimbursement, payment and settlement of all expenses between the Buyer and the Registrant previously incurred by the Registrant in connection with the original acquisition of Beachside.

         The outstanding principal and interest under the Note is due and payable in a balloon payment on December 31, 2000. The repayment of the Note is secured by the pledge of 660,000 shares of common stock of Registrant under the terms of the Stock Pledge Agreement (the "Pledge Agreement") dated December 31, 1999 by and between Beachside Holding, LLC, an affiliate of the Buyer (the "Pledgee") and Accent. If the outstanding principal and interest under the Note is not paid in full on or before December 31, 2000, Registrant may only exercise its rights to the common stock of the Registrant under the Pledge Agreement and may not seek any recourse against the Buyer.

         In addition, in connection with the sale of all of the issued and outstanding capital stock of Beachside to the Buyer, the consulting agreement entered into between the Registrant and Gator Glory, LLC, an affiliate of Richard P. Smyth, has been terminated.


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Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements of businesses acquired. Not applicable.

         (b) Pro Forma Financial Information. (to be filed by amendment within sixty (60) days from the date hereof).

         (c)   Exhibits.

               2.1 Stock Purchase Agreement dated December 31, 1999 among Lahaina Acquisitions, Inc., Accent Mortgage Services, Inc. and NP Holding, LLC.

               2.2 Stock Pledge Agreement dated December 31, 1999 by and between Beachside Holding, LLC and Accent Mortgage Services, Inc.

               2.3 Non-Recourse Purchase Money Note dated December 31, 1999 delivered by NP Holding, LLC to Accent Mortgage Services, Inc. in the original principal amount of $3,000,000.


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                                   SIGNATURES

                     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LAHAINA ACQUISITIONS, INC.


January 18, 2000                       /s/ L. Scott Demerau
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                                       L. Scott Demerau, President and
                                       Chief Executive Officer


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